UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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THOMPSON CREEK METALS COMPANY INC.
(Name of Registrant as Specified In Its Charter)
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news release

NYSE: TC
TSX: TCM
May 9, 2013

THOMPSON CREEK METALS COMPANY ANNOUNCES ADJURNEMENT
OF ANNUAL MEETING TO MAY 29, 2013 WITH RESPECT TO EQUITY PROPOSALS

Denver, Colorado - May 9, 2013 - Thompson Creek Metals Company Inc. (“Thompson Creek” or the “Company”) announced that at its 2013 Annual and Special Meeting of Shareholders held earlier today, its shareholders voted to approve the re-election of the Company's Board of Directors, to appoint the Company's independent registered public accounting firm and to approve the compensation of the Company's named executive officers on an advisory basis. The meeting was then adjourned with respect to the proposals to approve the Company's amended and restated long-term incentive plan and amended and restated employee stock purchase plan. The meeting will reconvene on May 29, 2013, allowing shareholders additional time to vote on such proposals.

The rules of the New York Stock Exchange require the affirmative vote of the holders of a majority of all shares of the Company's common stock outstanding to approve the Company's amended and restated equity plans, which is a higher voting standard than was required to approve the Company's other proposals. In addition, brokers do not have discretionary authority to vote on the equity plans and must receive voting instructions from beneficial owners of shares held in street name in order for the shares to be voted on the equity plans. Less than half of the Company's outstanding shares of common stock have been voted on the equity plan proposals. A significant percentage of the votes cast on each of these proposals were voted in favor of such proposals.

“The equity plan proposals are very important to the Company because they enable us to attract, retain and reward high caliber employees and directors and to align the interests of employees and directors with those of our shareholders,” stated Kevin Loughrey, the Chairman and Chief Executive Officer of Thompson Creek. “We are encouraged by the favorable support that we have received to date from our shareholders who have voted on the equity plan proposals. Given the higher voting standards and the non-routine nature of the proposals, though, we want to make sure that all shareholders have sufficient time to vote their preferences. We encourage shareholders who have not yet executed a proxy to do so. This will help save us further solicitation costs on the proposals and ensure that they are represented.”

During the period of the adjournment, Thompson Creek will continue to solicit proxies from its shareholders with respect to the proposed amended and restated equity plans. Shareholders who have not already done so are encouraged to vote on the proposals. Shareholders who have already voted need not take any action on the proposals, although they may change their votes for the equity plan proposals by executing a new proxy, revoking a previously given proxy or attending the adjourned meeting and voting in person, as set forth in the Company's proxy statement.

The meeting adjournment will be until 10:00 a.m., Mountain Time, on Wednesday, May 29, 2013, at the Company's offices at 26 West Dry Creek Circle, Littleton, CO 80120.

Thompson Creek's proxy materials were filed on www.sec.gov and www.sedar.com on March 27, 2013 and were mailed to shareholders on or about March 27, 2013. Shareholders are urged to read such proxy materials.

If you have not yet voted or wish to change your vote on the second and third proposals found in the Company's proxy statement, the Company urges you to vote pursuant to the instructions provided in your voting instruction form or proxy card. You may also contact Morrow & Co. at (800) 267-0201 if you need assistance with voting.

As noted above, at the meeting today, the Company's shareholders re-elected Denis C. Arsenault, Carol T. Banducci, James L. Freer, James P. Geyer, Timothy J. Haddon, Kevin Loughrey and Thomas J. O'Neil to the Board of Directors, each of whom will serve until the 2014 annual meeting, or until his or her successor is duly elected and qualified. In addition, the Company's shareholders appointed KPMG LLP as the Company's independent registered public accounting firm from its engagement through the 2014 annual meeting, and authorized the Company's Board of Directors to fix its remuneration. The Company's shareholders also approved, on an advisory basis, the compensation of the Company's named executive officers. Detailed results of the vote for the election of directors are set out below.

Nominee	Votes For	% For	Votes Withheld	% Withheld
Denis C. Arsenault	49,021,228	73.33%	17,843,900	26.67%
Carol T. Banducci	63,400,860	94.82%	3,464,268	5.18%
James L. Freer	65,279,159	97.63%	1,585,969	2.37%
James P. Geyer	65,309,112	97.67%	1,556,016	2.33%
Timothy J. Haddon	64,853,401	96.60%	2,279,419	3.40%
Kevin Loughrey	64,528,486	96.51%	2,334,334	3.49%
Thomas J. O'Neil	65,116,444	97.38%	1,748,684	2.62%

About Thompson Creek Metals Company Inc.
Thompson Creek Metals Company Inc. is a growing, diversified North American mining company. The Company's principal operating properties are its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, a 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company is also in the process of constructing the Mt. Milligan Mine in British Columbia. Mt. Milligan is designed to be a conventional truck-shovel open-pit copper-gold mine. Mt. Milligan is expected to commence production in 2013. The Company's development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia, the Davidson property, an underground molybdenum exploration property located in British Columbia, and the Maze Lake property, a joint venture gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company's principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements include construction delays at the Company's Mt. Milligan project and the other risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com